EXHIBIT 10.17
SECOND AMENDMENT TO
CONTRIBUTION AGREEMENT
     THIS SECOND AMENDMENT TO CONTRIBUTION AGREEMENT (the “Amendment”) is made and entered into as of June 2, 2010, by and among Welsh Enterprises, LLC (“Welsh Enterprises”), Welsh Holdings, LLC (“Welsh Holdings”), Welsh Ventures, LLC (“Welsh Ventures”), and Welsh Property Trust, L.P. (the “Operating Partnership”).
RECITALS
     A. Welsh Enterprises, Welsh Holdings, Welsh Ventures, and the Operating Partnership are parties to that certain Contribution Agreement dated February 24, 2010, and effective as of March 1, 2010, as amended May 10, 2010 (the “Contribution Agreement”), in which Welsh Enterprises, Welsh Holdings, and Welsh Ventures agreed to contribute their ownership interests in WelshCo, LLC (“WelshCo”), and Welsh Securities LLC (“Welsh Securities”) to the Operating Partnership.
     B. The parties to the Contribution Agreement desire to amend Exhibit A to the Contribution Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree to be bound as follows:
     1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Contribution Agreement, unless the context shall otherwise require.
     2. Contribution Value and Earn-Out. Section 1.02 of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:
     “Section 1.02. CONSIDERATION. Subject to the terms and conditions contained in this Agreement, each of the Contributors hereby irrevocable agrees to accept, in exchange for its Contributed Interests, the following consideration:
     (a) Base Consideration. At the Closing, each of the Contributors shall receive a number of OP Units equal to such Contributor’s aggregate total value set forth on Exhibit A hereto (the “Contributor’s Formation Transaction Value”) divided by the IPO Price.
     (b) Earn-Out Payment. If, at the end of the five (5) year period commencing on the first trading day of the REIT Common Stock on the New York Stock Exchange (the “First Trading Date”) and ending on the Earn-Out Determination Date (as defined below), the percentage change in the price per share of the REIT Common Stock from the First Trading Date to and including the Earn-Out Determination Date (the “Earn-Out Period”) is greater than the percentage change in the FTSE NAREIT All REIT Index (the “REIT Index”), whether such percentage change is positive, negative or zero (i.e., the REIT outperforms the REIT Index), during the Earn-Out Period by three percent (3%) (the “Earn-Out Condition”), the Contributors, collectively, shall receive a number of OP units (the “Earn-Out OP Units”) equal to $15,000,000 divided by the IPO Price (the “Earn-Out Payment”). The “Earn-Out Determination Date” shall be the fifth anniversary date of the First Trading Date (the “Fifth Anniversary Date”); provided, however, that if the Fifth Anniversary Date is not a trading day on the New York Stock Exchange, the first trading day on the New York Stock Exchange following the Fifth Anniversary Date shall be the “Earn-Out Determination Date.”
     (d) Nature of Earn-Out OP Units. It is the intention of the parties that the Earn-Out OP Units, if and when issued, shall be treated, for tax and GAAP accounting purposes, as consideration paid by the Operating Partnership to the Contributors in connection with the contribution by the Contributors of the Contributed Interests to the Operating Partnership.”
     3. Issuance of OP Units. Section 1.03 of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:
     “Section 1.03 ISSUANCE OF OP UNITS. Subject to the terms and conditions contained in this Agreement, the Operating Partnership shall issue OP Units to the Contributors as follows:
     (a) Base OP Units. At the Closing, the Operating Partnership shall, in exchange for the Contributed Interests contributed by the Contributors, issue to each of the Contributors a number of OP Units equal to the Contributor’s Formation Transaction Value, divided by the IPO Price. No fractional OP Units shall be issued pursuant to this Agreement. If aggregating all OP Units (excluding any Earn-Out OP Units) that any Contributor would otherwise be entitled to receive as a result of any of the Formation Transactions would require the issuance of a fractional OP Unit, the number of OP Units which such Contributor shall be entitled to receive shall be rounded to the nearest whole number.
     (b) Earn-Out OP Units. Within five (5) days following the Earn-Out Determination Date, the Operating Partnership shall determine whether the Earn-Out Condition has been met, which determination shall be reviewed by the Independent Directors (as defined below) and approved by a majority of the Independent Directors. If the Earn-Out Condition has been met, the Earn-Out OP Units shall be issued by the Operating Partnership to the Contributors within five (5) days after the Independent Directors have reviewed and approved such determination. The Earn-Out OP Units shall be allocated among the Contributors based upon their proportionate ownership interests in each of the Contributed Entities immediately prior to the Closing. No fractional Earn-Out OP Units shall be issued pursuant to this Agreement. Instead, the number of Earn-Out OP Units which such Contributor shall be entitled to receive shall be rounded to the nearest whole number. The “Independent Directors” shall mean the directors of the REIT who qualify as “independent directors” under the rules of the New York Stock Exchange.
     4. Exhibit A. Exhibit A of the Contribution Agreement is hereby amended and replaced in its entirety with Exhibit A as attached to this Amendment.
     5. Remaining Terms. Except as expressly set forth in this Amendment, all other terms and provisions of the Contribution Agreement shall remain in full force and effect.
     6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.
     7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.
     8. Binding Effect. This Amendment shall be binding upon the parties to the Contribution Agreement, and their respective successors and permitted assigns.

     9. Third Party Beneficiaries. This Amendment shall not confer any rights or remedies upon any person or entity other than the parties to the Contribution Agreement, and their respective successors and permitted assigns.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

WELSH PROPERTY TRUST, L.P.

By:	WELSH PROPERTY TRUST, LLC
Its General Partner

By:	/s/ Scott T. Frederiksen

Name: Scott T. Frederiksen
Title: Chief Executive Officer

WELSH ENTERPRISES, LLC

By:	/s/ Scott T. Frederiksen

Name: Scott T. Frederiksen
Title: President

WELSH HOLDINGS, LLC

By:	/s/ Dennis J. Doyle

Name: Dennis J. Doyle
Title: Chief Manager

WELSH VENTURES, LLC

By:	/s/ Jean V. Kane

Name: Jean V. Kane
Title: Chief Manager

EXHIBIT A

	Welsh Enterprises,	Welsh Holdings,	Welsh Holdings,
	LLC's Formation	LLC's Formation	LLC's Formation
Contributed Entity	Transaction Value	Transaction Value	Transaction Value	Total
WelshCo, LLC	—	—	—	—

Welsh Securities LLC	—	—	—	—

Contributor’s Formation Transaction Value	$3,333,333.33	$3,333,333.33	$3,333,333.33	$10,000,000

A-1